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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY NAME                           STATE/JURISDICTION OF INCORPORATION
---------------                           -----------------------------------

C. International, Inc.                               Ohio

Cardal, Inc.                                         Ohio

Cardinal Florida, Inc.                               Florida

Cardinal Health Systems, Inc.                        Ohio

Cardinal Mississippi, Inc.                           Mississippi

Cardinal Syracuse, Inc.                              New York

CORD Logistics, Inc.                                 Ohio

Chapman Drug Company                                 Tennessee

Renlar Systems, Inc.                                 Kentucky

Comprehensive Reimbursement Consultants, Inc.        Minnesota

James W. Daly, Inc.                                  Massachusetts

Ellicott Drug Company                                New York

The Griffin Group, Inc.                              Nevada

Allied Healthcare Services, Inc.                     Nevada

Brighton Capital, Inc.                               Nevada

Cardinal Information Corporation                     Nevada

Cardinal West, Inc.                                  Nevada

Cascade Development, Inc.                            Nevada

CDI Investments, Inc.                                Delaware

Griffin Capital Corporation                          Nevada

Pinnacle Intellectual Property Services, Inc.        Nevada

Pinnacle Intellectual Property Services
International, Inc.                                  Nevada

ScriptLINE, Inc.                                     Nevada

Leader Drugstores, Inc.                              Delaware

Marmac Distributors, Inc.                            Connecticut

Medical Strategies, Inc.                             Massachusetts

Medicine Shoppe International, Inc.                  Delaware

Pharmacy Operations of New York, Inc.                New York

Pharmacy Operations, Inc.                            Delaware

Medicine Shoppe Internet, Inc.                       Missouri

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SUBSIDIARY NAME                           STATE/JURISDICTION OF INCORPORATION
---------------                           -----------------------------------

Managed Pharmacy Benefits, Inc.                      Missouri

Pharmacy Service Corporation                         Missouri

MediQual Systems, Inc.                               Delaware

National Pharmpak Services, Inc.                     Ohio

National Specialty Services, Inc.                    Tennessee

The Heron Corporation                                Ohio

Nexus Healthcare, Inc.                               Ohio

Ohio Valley-Clarksburg, Inc.                         Delaware

Owen Healthcare, Inc.                                Texas

MediTROL, Inc.                                       Nevada

MediTROL Automation Systems, Inc.                    Texas

Cardinal Health International Ventures, Limited      Bermuda foreign sales corp.

Owen Healthcare Building, Inc.                       Texas

Owen Shared Services, Inc.                           Texas

PCI Services, Inc.                                   Delaware

Packaging Coordinators, Inc.                         Pennsylvania

Packaging Coordinators Incorporated, Caribe          Delaware

PCI/DELVCO, Inc.                                     Delaware

The Tri-Line Co., Inc.                               Delaware

PCI/Tri-Line (USA), Inc.                             Delaware

PCI/Allpack Holdings, Inc.                           Delaware

PCI allpack GmbH                                     Germany

PCI Acquisition I, Inc.                              Delaware

PCI Acquisition II, Inc.                             Delaware

PCI Holdings (UK) Co.                                England and Wales

Unipack Limited (UK) Co.                             England and Wales

Phillipi Holdings, Inc.                              Ohio

Pyxis Corporation                                    Delaware

Pyxis Healthcare Systems, Inc.                       Canada

R.P. Scherer Corporation                             Delaware

F & F Holding GmbH                                   Germany

R.P. Scherer GmbH(1)                                 Germany

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(1)  F & F Holding GmbH owns 51% of R.P. Scherer GmbH.
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SUBSIDIARY NAME                           STATE/JURISDICTION OF INCORPORATION
---------------                           -----------------------------------

Allcaps Weichgelatinekapseln GmbH                    Germany

Gelatin  Products International                      Delaware

R.P. Scherer Argentina S.A.I.C.                      Argentina

Vivax Interamericana S.A.                            Argentina

R.P. Scherer Canada Inc.                             Canada

R.P. Scherer do Brasil Encapsulacoes, Ltda.          Brazil

R.P. Scherer Egypt(2)                                Egypt

R.P. Scherer (Europe) AG                             Switzerland

R.P. Scherer Hardcapsule (West)                      Utah

R.P. Scherer Holdings Ltd.                           England

R.P. Scherer Limited                                 England

Scherer DDS Limited                                  England

R.P. Scherer Holdings Pty. Ltd.                      Australia

R.P. Scherer Pty. Limited                            Australia

R.P. Scherer K.K.(3)                                 Japan

R.P. Scherer Korea Limited(4)                        Korea

R.P. Scherer Production S.A.                         France

R.P. Scherer S.A.(5)                                 France

R.P. Scherer S.p.A.                                  Italy

R.P. Scherer DDS BV                                  Holland

R.P. Scherer DDS Holdings BV                         Holland

R.P. Scherer Pharmaceutical, Inc.                    New Jersey

RPS Technical Services, Inc.                         Delaware

R.P. Scherer Verwaltungs GmbH(6)                     Germany

Allcaps Wichgelatinkapseln Verwaltungs GmbH          Germany

R.P. Scherer International (FSC), Ltd.               Barbados

R.P. Scherer (Spain) SA                              Spain

The LVC Corporation                                  Missouri

RedKey, Inc.                                         Ohio

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(2)  R.P. Scherer Corporation has a 10% ownership interest.
(3)  R.P. Scherer Corporation has a 60% ownership interest.
(4)  R.P. Scherer Corporation has a 50% ownership interest.
(5)  R.P. Scherer Corporation has a 70% ownership interest.
(6)  F&F Holidng GmbH has a 51% ownership interest.
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SUBSIDIARY NAME                           STATE/JURISDICTION OF INCORPORATION
---------------                           -----------------------------------

Solomons Company                                     Georgia

Whitmire Distribution Corporation                    Delaware

Williams Drug Distributors, Inc.                     Delaware